EXHIBIT 5.2


                               [Letterhead of]

                         CRAVATH, SWAINE & MOORE LLP
                              [New York Office]





                                (212) 474-1000


                                                                August 9, 2004


                        Companhia Brasileira de Bebidas
                   Companhia de Bebidas das Americas - AmBev
                      US$500,000,000 8.75% Notes due 2013


Dear Ladies and Gentlemen:

          We have acted as special U.S. counsel for Companhia Brasileira de Bebidas, a corporation organized under the laws of the Federative Republic of Brazil (the "Company"), and Companhia de Bebidas das Americas - AmBev, a corporation organized under the laws of the Federative Republic of Brazil (the "Guarantor"), in connection with the filing by the Company and the Guarantor with the Securities and Exchange Commission (the "Commission") of a registration statement on Form F-4 (Registration Statement No. 333-117277) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed issuance by the Company of up to US$500,000,000 aggregate principal amount of 8.75% Notes due 2013 (the "New Securities") in exchange for a like amount of its outstanding 8.75% Notes due 2013 (the "Old Securities"). The Old Securities were issued, and the New Securities are to be issued, pursuant to an indenture dated as of September 18, 2003 (the "Indenture"), by and among the Company, The Bank of New York, as trustee and paying agent (the "Trustee"), and The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent and Luxembourg transfer agent. The Company's obligations under the Indenture are guaranteed by the Guarantor pursuant to a guaranty dated September 18, 2003 between the Guarantor and the Trustee (the "Guaranty").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the Indenture, the Guaranty and the Registration Statement.

          Based on the foregoing, we are of opinion that, provided that the Indenture and the Guaranty have been duly authorized, executed and delivered by the Company, the Guarantor and the Trustee, as applicable, when the New Securities are duly authorized, executed and delivered on behalf of the Company in accordance with the Indenture and are duly authenticated by the Trustee pursuant to the terms of the Indenture and delivered to, and exchanged for the Old Securities by, the holders as contemplated by the Indenture and the Registration Statement, the New Securities and the Guaranty will constitute valid and binding obligations of the Company and the Guarantor, respectively (in each case, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

          We are members of the bar of the State of New York and do not express any opinion herein as to any matters governed by any law other than the laws of the State of New York and the Federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of the Federative Republic of Brazil, we have relied upon the opinion of Barbosa, Mussnich & Aragao Advogados, Brazilian counsel to the Company and the Guarantor, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.



                                          Very truly yours,


                                          /s/ Cravath, Swaine & Moore LLP



Companhia Brasileira de Bebidas
   Rua Dr. Renato Paes de Barros, 1017, 4th floor
      04530-001 Sao Paulo, SP, Brazil

Companhia de Bebidas das Americas - AmBev
   Rua Dr. Renato Paes de Barros, 1017, 4th floor
      04530-001 Sao Paulo, SP, Brazil